Exhibit 10.1






                             STOCKHOLDERS' AGREEMENT


                                   Dated as of

                                January 26, 1996


                                      Among

                           INFLO HOLDINGS CORPORATION,

                              ARTAL LUXEMBOURG S.A.

                                       and

                            FLOWERS INDUSTRIES, INC.


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                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----
                                 ARTICLE I
                          DEFINITIONS; CONSTRUCTION ............        1

1.1     Definitions ............................................        1
1.2     Actions by the Stockholders ............................        5
1.3     Representations and Warranties of the Investor
        Stockholders ...........................................        5

                                ARTICLE II
                            VOTING ARRANGEMENTS ................        6
2.1     Number of Directors ....................................        6
2.2     Election of Directors ..................................        6
2.3     Covenant to Vote .......................................        6
2.5     Vacancies ..............................................        7
2.6     Restrictions on Other Agreements .......................        8
2.7     Fundamental Corporate Actions ..........................        8
2.8     Certificate of Incorporation and By-Laws ...............       10
2.9     Changes Upon Public Offering ...........................       10

                                ARTICLE III
                                 COVENANTS .....................       10

3.1     Transfers of Securities ................................       10
3.2     Liquidity Transactions .................................       11
3.3     Restrictions on Certain Fees ...........................       14
3.4     Limitation on Public Offering ..........................       14
3.5     Resale of Securities to the Company ....................       14

                                ARTICLE IV
                            REGISTRATION RIGHTS ................       14

                                 ARTICLE V
                              MISCELLANEOUS ....................       15

5.1     Termination ............................................       15
5.2     Remedies ...............................................       15
5.3     Legends ................................................       16
5.4     Consent to Amendments ..................................       16
5.5     Successors and Assigns .................................       16
5.6     Severability ...........................................       16
5.7     Counterparts ...........................................       17
5.8     Notices ................................................       17
5.9     Governing Law ..........................................       17
5.10    Further Assurances .....................................       17
5.11    Jurisdiction; Venue; Process ...........................       18
5.12    MUTUAL WAIVER OF JURY TRIAL ............................       18


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                             STOCKHOLDERS' AGREEMENT

            STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of January 26, 1996 among INFLO HOLDINGS CORPORATION, a Delaware corporation (the "Company"), ARTAL LUXEMBOURG S.A., a Luxembourg corporation ("Artal"), and FLOWERS INDUSTRIES, INC., a Georgia corporation ("Flowers").

                                    RECITALS

            A. On the date hereof, Artal and Flowers capitalized the Company.

            B. The Company intends to (or to cause direct or indirect wholly owned subsidiaries to) acquire certain assets of certain subsidiaries, and all of the outstanding shares of Common Stock, par value $1.00 per share, of UB Investments US Inc. pursuant to a Stock Purchase Agreement dated November 5, 1995, as amended on January 26, 1996, between the Company and UB Investments (Netherlands) B.V.

            C. The parties hereto believe it is in their mutual best interest to enter into this Agreement.

                                    AGREEMENT

            NOW, THEREFORE, in exchange of the mutual promises contained herein, and in order to induce each of Artal and Flowers to acquire Securities of the Company and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                            DEFINITIONS; CONSTRUCTION

            1.1 Definitions. Capitalized terms used herein shall have the meanings set forth below:

            "Affiliate" means any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" shall have the meaning specified in the first paragraph hereof.

            "Artal" shall have the meaning specified in the first paragraph hereof.


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                                                                               2


            "Artal Directors" means the directors nominated to the Board by Artal pursuant to Section 2.2.

            "Board" means the Board of Directors of the Company.

            "CEO" means the chief executive officer of the Company.

            "Common Stock" means the Company's Common Stock, par value $0.01 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

            "Common Stock Equivalents" means (without duplication with any Common Stock or other Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or securities exercisable for or convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

            "Company" shall have the meaning specified in the first paragraph hereof.

            "Company Sale" means the consummation of a transaction, whether in a single transaction or in a series of related and substantially contemporaneous transactions, with any Person or a group of Persons pursuant to which such Person or Persons (a) acquire (whether by merger, consolidation, or transfer or issuance of capital stock or otherwise) capital stock of the Company (or any surviving or resulting corporation) possessing the voting power to elect a majority of the board of directors of the Company (or such surviving or resulting corporation) or (b) acquire assets constituting all or substantially all of the assets of the Company and its Subsidiaries (as determined on a consolidated basis).

            "Corporate Group" means (i) with respect to any Investor Stockholder other than Artal, (A) such Investor Stockholder together with its direct and indirect wholly owned subsidiaries or (B) if permitted by each of the agreements governing material debt of the Company, such Investor Stockholder together with its Affiliates, and (ii) with respect to Artal, (I) Artal together with its direct and indirect wholly owned subsidiaries and any entity, directly or indirectly through wholly owned subsidiaries, wholly owning Artal or (II) if permitted by each of the agreements governing material debt of the Company, Artal together with its Affiliates.

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                                                                               3


            "Executive Agreements" means the executive security purchase agreements to be entered into among the Company and the management stockholders or other similar executive agreements entered into from time to time, as the same may be amended, supplemented or otherwise modified from time to time.

            "Family Group" means, with respect to any individual, such individual's spouse and descendants (whether natural or adopted) and any trust established and maintained solely for the benefit of such individual and/or his spouse and/or descendants and all of the aforesaid of the grantor of a trust that is a stockholder of the Company.

            "First Liquidity Notice" shall have the meaning specified in Section 3.2

            "Flowers" shall have the meaning specified in the first paragraph hereof.

            "Flowers Directors" means the directors nominated to the Board by Flowers pursuant to Section 2.2.

            "Fully Diluted Shares" means, as of any date of determination, the number of shares of Common Stock outstanding plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then-outstanding Common Stock Equivalents.

            "Investor Directors" means the Artal Directors, the Flowers Directors and the CEO.

            "Investor Joinder" means a joinder agreement, substantially in the form of Exhibit 3.1(a) hereto, by which a Person becomes an Investor Stockholder after the date hereof.

            "Investor Stockholders" means, collectively, Artal and Flowers, and any Person who hereafter becomes an Investor Stockholder pursuant to an Investor Joinder.

            "Liquidity Notice" shall have the meaning specified in Section 3.2.

            "Liquidity Period" shall have the meaning specified in Section 3.2.

            "Liquidity Transaction" shall have the meaning specified in Section 3.2.

            "Management Stock Option Plan" means the Company management stock option plan to be adopted by the Board as of the plan date, as the same may be amended, supplemented or otherwise modified from time to time.

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            "Person" means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

            "Preferred Stock" means any other capital stock of any class of the Company hereafter authorized that provides for a preference on liquidation or with respect to dividends over any other class of capital stock of the Company.

            "Public Offering" means a public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act.

            "Recapitalization" means any stock split, reverse stock split, dividend or combination, or any recapitalization, reclassification, merger, consolidation, exchange or other similar reorganization.

            "Requesting Stockholder" shall have the meaning specified in Section 3.2.

            "Second Liquidity Notice" shall have the meaning specified in
Section 3.2.

            "Securities" means, (a) the Common Stock acquired by any Investor Stockholder on the date of this Agreement, (b) all Common Stock and Preferred Stock acquired by any Investor Stockholder after the date hereof, (c) all Common Stock and Preferred Stock issued in respect thereof, or in substitution thereof, in connection with a Recapitalization and (d) all Common Stock and Preferred Stock issued by the Company after the date hereof.

            "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

            "Subscription Agreement" means the Subscription Agreement of even date herewith among the Company, Artal and Flowers, as the same may be amended, supplemented or otherwise modified from time to time.

            "Subsidiary" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more of its Subsidiaries.

            "Third Party" means any Person other than the Investor Stockholders and their Affiliates.

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            "Transfer" shall be construed broadly and shall include any transfer of Securities, including without limitation, by way of issuance, sale, participation, pledge, gift, bequeath, intestate transfer, distribution, liquidation, merger or consolidation.

            1.2 Actions by the Stockholders. Whenever this Agreement states that the Investor Stockholders, in their capacities as stockholders of the Company, will use their respective best efforts to cause the Company to take any action or refrain from taking any action, or any similar phrase, then the Investor Stockholders will, if necessary, take all steps permitted under applicable law to replace any director who refuses or otherwise fails to use his best efforts to direct the Company to comply with such covenants with a director who such Investor Stockholders believe in good faith will cause the Company to comply with such covenants.

            1.3 Representations and Warranties of the Investor Stockholders. Each Investor Stockholder (as to itself or himself only) represents and warrants to the other Investor Stockholders that, as of the time such Investor Stockholder becomes a party to this Agreement:

            (a) this Agreement (or a separate Investor Joinder) has been duly and validly executed and delivered by such Investor Stockholder and constitutes a legal and binding obligation of such Investor Stockholder, enforceable against such Investor Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (whether considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing; and

            (b) the execution, delivery and performance by such Investor Stockholder of this Agreement and the consummation by such Investor Stockholder of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which such Investor Stockholder is subject, (ii) violate any order, judgment or decree applicable to such Investor Stockholder, or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Investor Stockholder is a party or by which such Investor Stockholder or any of its or his significant assets is bound.

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                                                                               6


                                   ARTICLE II
                               VOTING ARRANGEMENTS

            2.1 Number of Directors. The Investor Stockholders, in their capacity as stockholders of the Company, will use their respective best efforts to cause the Company, and the Company agrees, to cause the number of directors constituting the Board on the date hereof to be seven, subject to adjustment consistent with the other terms and provisions of this Agreement.

            2.2 Election of Directors. From and after the date hereof, the Investor Stockholders agree to observe the following procedures in the nomination and election of directors of the Company:

            (a) Each of Artal and Flowers shall each be entitled to nominate three individuals for election to the Board, provided that if Artal or Flowers (in each case together with its Affiliates) ceases to own at least 50% of the Securities originally purchased by it, such Investor Stockholder shall only be entitled to nominate one individual for election to the Board pursuant to this Section 2.2(a), and provided further that if either Artal or Flowers (in each case together with its Affiliates) ceases to own at least 10% of the Securities originally purchased by it, such Investor Stockholder shall no longer be entitled to nominate an individual for election to the Board pursuant to this Section 2.2(a).

            (b)  The remaining director shall be the CEO.

            2.3 Covenant to Vote. Each of the Investor Stockholders agrees to vote, in person or by proxy, or to enter into written consents in respect of, all of the Securities issued by the Company and owned by such Investor Stockholder, at any annual or special meeting of the stockholders of the Company called for the purpose of voting on the election of directors or by consensual action of stockholders without a meeting with respect to the election of directors, in favor of the election of all of the individuals nominated by any party in accordance with Sections 2.2(a) and (b) hereof.

            2.4  Removal of Directors.

            (a) At all times (i) Artal shall have the right to recommend the removal, with or without cause, of all or any of the Artal Directors and (ii) Flowers shall have the right to recommend the removal, with or without cause, of all or any of the Flowers Directors.

            (b) At all times, both Artal and Flowers jointly (but not individually), shall have the right to recommend the removal, with or without cause, of the CEO.

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            (c) In the event that either Artal or Flowers acting as described in
Section 2.4(a) above (or acting jointly as described in Section 2.4(b) above) shall, in accordance with their rights specified herein, recommend the removal of any director or directors with respect to whom they have such right, then each of the Investor Stockholders hereby agrees to join with Artal or Flowers, as the case may be, in recommending such removal as described above, and in causing the Company either to promptly hold a special meeting of stockholders or to enter into or, if necessary, solicit, written consents of stockholders without a meeting, and each of the Investor Stockholders hereby agrees to vote, in person or by proxy, all of its or his Securities issued by the Company at such meeting or pursuant to such written consent of stockholders, as the case may be, in favor of such removal.

            (d) In the event that at any time after the date of this Agreement,
(i) the number of Artal Directors on the Board is greater than the number that Artal has the right to designate pursuant to Section 2.2, Artal shall promptly take all appropriate action to cause to resign that number of Artal Directors as is required to make the remaining number of such Artal Directors conform to
Section 2.2 or (ii) the number of Flowers Directors on the Board is greater than the number that Flowers has the right to designate pursuant to Section 2.2, Flowers shall promptly take all appropriate action to cause to resign that number of Flowers Directors as is required to make the remaining number of such Flowers Directors conform to Section 2.2. For purposes of clauses (i) and (ii) above, such actions shall (if necessary) include, without limitation, recommending the removal of such directors. Any such recommendation for removal shall be deemed to be a recommendation for removal made pursuant to Section 2.4(c) above. In the event that the resignation or removal of one or more directors is required because of an event described in the provisos to Section 2.2(a), the Investor Stockholders agree to use their respective best efforts to cause the number of directors constituting the Board to be reduced by the number of directors so resigning or being removed.

            2.5 Vacancies. In the event a vacancy is created on the Board by reason of the death, removal or resignation (other than a vacancy created through the operation of the provisos to Sections 2.2(a) and/or 2.4(d)) of any one of the Investor Directors, each of the Investor Stockholders hereby agrees to cause the Company to either promptly hold a special meeting of stockholders or to enter into or, if necessary, solicit, written consents of stockholders without a meeting, and each of the Investor Stockholders hereby agrees to vote all of its or his Securities issued by the Company at such meeting, in person or by proxy, or pursuant to such written consent of stockholders, in favor of the person or persons selected in accordance with Section 2.2 hereof to fill such vacancy and, if necessary, in favor of removing any director, if any, who had been elected to

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fill such vacancy otherwise than in accordance with the selection procedures of
Section 2.2 hereof.

            2.6  Restrictions on Other Agreements.

            (a) No Investor Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust or voting agreement with respect to the Securities of the Company, other than pursuant to this Agreement.

            (b) No Investor Stockholder shall enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Securities on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Investor Stockholders or with Persons that are not parties to this Agreement), including but not limited to, agreements or arrangements with respect to the acquisition or disposition of Securities of the Company in a manner which is inconsistent with this Agreement.

            (c) By execution of this Agreement, each Investor Stockholder represents that it or he is not presently a party to, or bound by, any arrangement prohibited by this Section 2.6.

            2.7 Fundamental Corporate Actions. So long as (i) Artal is entitled to nominate three individuals for election to the Board pursuant to Section 2.2, each of the following actions (other than any such actions required pursuant to contracts or agreements properly entered into by the Company or any of its Subsidiaries) will require the approval of at least two of the Artal Directors, provided that if Artal is entitled to nominate only one individual for election to the Board pursuant to Section 2.2, any action described in clause (k) below will require the approval of such Artal Director and (ii) Flowers is entitled to nominate three individuals for election to the Board pursuant to Section 2.2, each of the following actions (other than any such actions required pursuant to contracts or agreements properly entered into by the Company or any of its Subsidiaries) will require the approval of at least two of the Flowers Directors, provided that if Flowers is entitled to nominate only one individual for election to the Board pursuant to Section 2.2, any action described in clause (k) below will require the approval of such Flowers Director:

            (a) any amendments to the certificate of incorporation (including any certificate of designations) or by-laws of the Company, including, without limitation, any by-law amendment or other resolution of the Board that would change the size of the Board (except as required under Section 2.4(d));

            (b) any merger, consolidation or similar business combination involving the Company or any sale of

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            substantially all of the Company's assets or equity, or any reorganization or Recapitalization having similar effect;

            (c) stock repurchases (other than pursuant to the repurchase rights contained in the Executive Agreements);

            (d) declaration by the Company of dividends and other distributions to stockholders;

            (e) acquisitions or dispositions (whether by way of sale, lease, assignment, transfer or other disposition) of assets (including, without limitation, primary or secondary stock or assets of the Company's Subsidiaries) having an aggregate market value of 25% or more of either the aggregate market value of the assets of the Company on a consolidated basis or the aggregate market value of all outstanding stock of the Company, other than the sale of goods in the ordinary course of business;

            (f) incurrence of material amount of additional debt or other credit exposure or material amendments to existing credit facilities;

            (g) termination of the chief executive officer or appointment of a chief executive officer other than Samuel K. Reed;

            (h) issuance or sale by the Company of any stock or stock options or securities convertible into or exchangeable for stock (other than pursuant to the Management Stock Option Plan or other approved stock option plans);

            (i) changes of 15% or more in the annual compensation of the chief executive officer;

            (j) the adoption of or material changes in (i) the Management Stock Option Plan, (ii) any other stock option or executive compensation plan or (iii) the form of Executive Agreement;

            (k) any related-party transaction, except for transactions in the ordinary course of business on terms no less favorable to the Company than could be obtained in a comparable arm's-length transaction with an independent Third Party;

            (l) the dissolution of the Company; the adoption of a plan of liquidation of the Company; or any action by the Company to commence any suit, case, proceeding or other action (i) under any existing or future law or

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            any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to the Company, or seeking to adjudicate the Company a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to the Company or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for the Company, or for all or any substantial part of the assets of the Company, or making a general assignment for the benefit of the creditors of the Company; and

            (m) any contract or agreement to do any of the foregoing.

            Notwithstanding the foregoing, any proposed Liquidity Transaction pursuant to Section 3.2 will only require the Board approval (if any) required under the Company's by-laws.

            2.8 Certificate of Incorporation and By-Laws. Each Investor Stockholder shall take or cause to be taken all lawful action necessary to ensure at all times that the Company's certificate of incorporation and by-laws are not, at any time, inconsistent with the provisions of this Agreement.

            2.9 Changes Upon Public Offering. Each of the Investor Stockholders agrees to cooperate in good faith to make such changes to this Agreement (including, without limitation, with respect to the composition of the Board) and to the Company's certificate of incorporation and by-laws, and to take any and all other actions, as may be necessary or appropriate in connection with the consummation of a Public Offering and which are, to the greatest extent possible, designed to reflect the intent of this Agreement.

                                   ARTICLE III
                                    COVENANTS

            3.1  Transfers of Securities.

            (a) Except as permitted pursuant to Section 3.1(b) or with the prior written consent of both Artal and Flowers, no Investor Stockholder shall Transfer any Securities until the seventh anniversary of the date hereof. Prior to making any permitted (whether as result of the exceptions set forth in Section 3.1(b) or otherwise) Transfer of Securities to any Person at any time prior to the termination of this Agreement (other than a Transfer pursuant to a Public Offering or a Transfer pursuant to clause (v) of Section 3.1(b) below), the Investor Stockholder shall obtain an Investor Joinder from such transferee, and such transferee shall, by execution thereof,

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agree to become an Investor Stockholder subject to all of the rights and obligations contained in this Agreement applicable to an Investor Stockholder. Promptly thereafter, the Investor Stockholder who Transferred Securities shall cause originally executed copies of such Investor Joinder to be delivered to the other Investor Stockholders and shall notify the Investor Stockholders of the number and type of Securities Transferred.

            (b) The restriction on Transfer contained in the first sentence of
Section 3.1(a) above shall be inapplicable with respect to:

                (i) any Transfers of Securities made by an individual Investor Stockholder to his or her Family Group and, thereafter, among members of such Family Group, provided that no such Transfer shall be permitted hereby if it would constitute a default or event of default under any agreement governing material debt of the Company or any of its Subsidiaries;

               (ii) any Transfers by an Investor Stockholder to another Investor Stockholder, to a member of its Corporate Group or to any member of the Corporate Group of an Investor Stockholder, provided that no such Transfer shall be permitted hereby if it would constitute a default or event of default under any agreement governing material debt of the Company or any of its Subsidiaries;

              (iii) any Transfer of Securities pursuant to the terms of Section
      3.2 (including, without limitation, Section 3.2(f));

               (iv) any Transfers of Securities made by an individual Investor Stockholder upon his death to his or her estate, provided that the beneficiaries of the estate are permitted transferees under this Agreement; or

                (v) any Transfers of Securities to the Company pursuant to
      Section 3.5 hereof.

            (c) Any Transfer made in violation of this Section 3.1 (including, without limitation, a Transfer made without obtaining a necessary Investor Joinder) shall be null and void. The Company shall not permit such Transfer to be recorded on the Company's books and records and shall not otherwise cooperate in consummating such Transfer.

            (d) No Person shall be permitted to become a party to this Agreement except by executing an Investor Joinder pursuant to the terms set forth in this
Section 3.1.

            3.2  Liquidity Transactions.

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            (a) At any time after the third anniversary of the date hereof, either Artal or Flowers may give written notice (a "Liquidity Notice"; and the party delivering such Liquidity Notice, the "Requesting Stockholder") to each of the other Investor Stockholders of its desire to Transfer its Securities. Each of Artal and Flowers shall be entitled to deliver a Liquidity Notice on two occasions only (the first Liquidity Notice delivered by a party being referred to herein as a "First Liquidity Notice" and the second delivered by such party as a "Second Liquidity Notice"), provided that either Artal or Flowers may deliver one or more additional Liquidity Notices with the prior written consent of the other. Each Liquidity Notice shall specify the number of each class of Securities held by the Requesting Stockholder desired to be Transferred, provided that any such specification shall not affect any obligation of the Requesting Stockholder pursuant to Section 3.2(b) to consent to the Transfer of all Securities held by it. Upon the delivery of a Liquidity Notice, Artal shall have the authority on behalf of each Investor Stockholder, and shall use its reasonable best efforts in good faith, to (i) solicit offers with respect to, and negotiate the terms of and consummate, a Company Sale, (ii) effect a Public Offering or (iii) subject to the provisions of Sections 3.2(c) and 3.2(f), if Artal determines in good faith that a Company Sale or Public Offering would not then be advisable with respect to the Securities of the Investor Stockholders taken as a whole, either (A) solicit offers with respect to, and negotiate the terms of and consummate, the Transfer of, or (B) effect a secondary Public Offering of, all of the Securities of the Requesting Stockholder specified in such Requesting Stockholder's Liquidity Notice (in each case, a "Liquidity Transaction"). Notwithstanding anything to the contrary contained in Article IV hereof, the Company agrees to effect any Public Offering requested by Artal pursuant to clause (ii) above as if a Demand Registration (as defined in Annex A hereto) had been made.

            (b) The type and terms of any such Liquidity Transactions shall be determined by Artal in its reasonable business discretion in good faith. For a period of one year after the date the Liquidity Notice is given as set forth above (the "Liquidity Period"), and subject to the provisions of Section 3.2(c)and 3.2(g), each of the Investor Stockholders agrees to consent to and raise no objections to, and to take all other actions (including, without limitation, voting, or entering into written consents with respect to, all of its Securities in favor of such transaction) necessary or desirable to cause, the consummation of any Liquidity Transaction on the terms proposed by Artal, provided that such terms are in accordance with the other provisions of this
Section 3.2, and provided further that no Liquidity Transaction of a Requesting Stockholder pursuant to clause (iii) of Section 3.2(a) shall be consummated without the prior written consent of the Requesting Stockholder.

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            (c) Subject to the provisions of Section 3.2(g), in any Liquidity
Transaction pursuant to clauses (i) or (ii) of Section 3.2(a), each of the Investor Stockholders shall participate on a pro rata basis with respect to each class of Securities being sold in such transaction. In any Liquidity Transaction pursuant to clause (iii) of Section 3.2(a), each of the Investor Stockholders shall participate on a pro rata basis with respect to each class of Securities being sold unless any such Investor Stockholder elects not to so participate.

            (d) In connection with any Liquidity Transaction pursuant to this
Section 3.2, Artal shall, if requested by either Artal or Flowers, cause to be delivered to Artal and Flowers (at the Company's expense) a fairness opinion regarding such Liquidity Transaction by an investment banking firm mutually acceptable to Artal and Flowers. In connection with any Liquidity Transaction, Artal may employ (at the expense of the Company) the services of such financial advisors and investment banks, any of which shall be mutually acceptable to Artal and Flowers, as it deems necessary in its reasonable discretion.

            (e) Any Liquidity Period may be extended for successive six-month periods with the mutual consent of Artal and Flowers. The failure of the Company to consummate a Liquidity Transaction within any Liquidity Period shall not, subject to the limitations set forth in Section 3.2(a), prejudice the rights of Artal and Flowers to deliver any subsequent Liquidity Notice.

            (f) In the event that Flowers shall have delivered a Liquidity Notice and a definitive agreement with respect to a Liquidity Transaction shall not have been entered into within the applicable Liquidity Period (including any extensions thereof), or if such definitive agreement shall be terminated without consummation after the expiration of such Liquidity Period (including any extensions thereof), Flowers shall have the right, subject to the Investor Joinder requirements of Section 3.1(a), to Transfer the Securities specified in such Liquidity Notice for a period of 120 days in a private sale not involving any Public Offering. After the expiration of such Liquidity Period and 120 day period in the case of Flowers' First Liquidity Notice, if Flowers delivers its Second Liquidity Notice then Artal's obligations in respect of such Second Liquidity Notice shall be as otherwise set forth in this Section 3.2, except that the provisions of clause (iii) of Section 3.2(a) shall not apply.

            (g) If (i) Artal shall have, pursuant to its First Liquidity Notice, previously effected a Liquidity Transaction under clause (iii) of Section 3.2(a) in which Flowers has elected not to participate on a pro rata basis, and (ii) at the time of a proposed Liquidity Transaction Artal (together with its Affiliates) shall own less than 80% of the Securities then owned by Flowers (together with its Affiliates), then, notwithstanding any other provision herein to the contrary, no Liquidity

Transaction described in Section 3.2(a)(i) or (ii) may be effected without Flowers' prior written consent.

            (g) Nothing contained in this Agreement shall prohibit any Investor Stockholder from making an offer to purchase Securities in connection with any Liquidity Transaction or other Transfer of Securities, provided that such offer or any purchase resulting therefrom is not in violation of any law, statute, rule or regulation to which such Investor Stockholder is subject.

            3.3  Restrictions on Certain Fees.

            (a) No Investor Stockholder shall accept from the Company or any of its Subsidiaries, and the Company or any of its Subsidiaries shall not pay to any Investor Stockholder or The Invus Group, Ltd. any management, consulting, investment banking or similar fee without the prior consent of Flowers and Artal.

            (b) No director of the Company shall be entitled to receive any fees or other compensation from the Company for serving on the Board (including any committees thereof), except for reimbursement of out-of-pocket expenses actually incurred by a director for the purpose of attending meetings of the Board (or committees thereof) or performing other duties in furtherance of their service as directors of the Company. Each Investor Stockholder agrees not to vote for or consent to the granting of any director fees prohibited by the foregoing sentence.

            3.4 Limitation on Public Offering. Except as contemplated by Section
3.2 or Article IV, no Investor Stockholder will take action to cause (including voting Securities in favor of) a Public Offering of Securities without the prior written consent of both Artal and Flowers.

            3.5 Resale of Securities to the Company. Each of Artal and Flowers shall sell to the Company, and the Company shall purchase, at the original per share purchase price set forth in the Subscription Agreement, a number of shares of Common Stock equal to one-half of the number of shares of Common Stock purchased pursuant to Executive Agreements within 120 days after the date of this Agreement; provided that the per share purchase price for shares resold to the Company pursuant to this Section 3.5 shall be equal to the per share price for shares purchased pursuant to such Executive Agreements; and provided further that in no event shall the aggregate purchase price for shares resold to the Company pursuant to this Section 3.5 exceed $3,500,000.

                                   ARTICLE IV
                               REGISTRATION RIGHTS

            The procedures and further agreements of the parties hereto regarding registration rights set forth in Annex A to this Agreement are incorporated herein by reference.

                                    ARTICLE V
                                  MISCELLANEOUS

            5.1  Termination.

            (a) This Agreement shall terminate, and, except as otherwise expressly provided herein, shall thereafter have no further force or effect and shall not be binding on any party hereto on the earlier of (i) the date on which both Artal and Flowers (in each case together with its Affiliates) cease to own at least 10% of the Securities of the Company originally purchased by them and
(ii) the tenth anniversary of the date of this Agreement.

            (b) As to any particular Investor Stockholder, this Agreement shall no longer be binding or of further force or effect as to such Investor Stockholder, except as noted below or otherwise expressly provided herein, as of the date such Investor Stockholder has Transferred all such Investor Stockholder's interest in the Company's securities; provided, however, that no such termination shall be effective if such Investor Stockholder is in breach of this Agreement.

            5.2  Remedies.

            (a) Each Investor Stockholder shall have all rights and remedies reserved for such Investor Stockholder pursuant to this Agreement, the Company's certificate of incorporation and by-laws and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

            (b) The parties hereto agree that if any parties seek to resolve any dispute arising under this Agreement pursuant to a legal proceeding, the "prevailing" parties to such proceeding shall be entitled to receive reasonable fees and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceedings. For purposes of this Section 5.2(b), a party shall be deemed to be a "prevailing" party only if it prevails on each element of its claim (including the amount and type of damages sought). If neither party is the prevailing party, the parties agree to request the court or other decision making body to make a separate determination as to the allocation of fees and expenses.

            (c) It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved

Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

            5.3 Legends. Each certificate representing a Security held by any Investor Stockholder will be imprinted with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SUBSCRIPTION AGREEMENT AND A STOCKHOLDERS' AGREEMENT (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT AND SUBSCRIPTION AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH SUBSCRIPTION AGREEMENT AND STOCKHOLDERS' AGREEMENT."

            5.4 Consent to Amendments. Except as expressly set forth herein, the provisions of this Agreement may only be amended or waived with the prior written consent of the Company, Artal (provided that it, together with its Affiliates, continues to own at least 10% of the Securities originally purchased by it), Flowers (provided that it, together with its Affiliates, continues to own at least 10% of the Securities originally purchased by it) and any other Investor Stockholder which, together with its Affiliates, owns 30% or more of the Securities purchased by the Investor Stockholders on the date of this Agreement.

            5.5 Successors and Assigns. Except as otherwise expressly provided herein, all provisions contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted transferees of the parties hereto whether so expressed or not. This Agreement is not intended to create any third party beneficiaries.

            5.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law. The parties agree that

(i) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (ii) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (iii) the remaining provisions shall remain enforceable to the extent permitted by law. To the extent there exists any inconsistency between the provisions of this Agreement and the by-laws of the Company, the provisions of this Agreement shall govern in all instances.

            5.7 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

            5.8 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing or sent by facsimile and shall be deemed to have been given (i) when personally delivered or sent by facsimile (with proof of receipt at the number to which notices are required to be sent), (ii) one business day after being sent by overnight courier (receipt confirmation requested) or (iii) five business days after being mailed by certified or registered mail (return receipt requested and postage prepaid) to the recipient. Such notices, demands and other communications will be sent to each stockholder at the address or addresses indicated on the signature page hereto or on the Investor Joinder (as the case may be), or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

            5.9 Governing Law. In all respects, including all matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, except for matters directly within the purview of the General Corporation Law of the State of Delaware (the "DGCL") which shall be governed by the DGCL.

            5.10 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

            5.11 Jurisdiction; Venue; Process. (a) The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall properly lie and shall be brought in any federal or state court located in the State of New York. By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for itself or himself and in respect of its or his property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby irrevocably waive any objection that such court is an improper or inconvenient forum for the resolution of such action.

            (b) Artal hereby irrevocably and unconditionally designates and directs Mr. David Van Zandt, with offices on the date hereof at Northwestern University School of Law, 357 East Chicago Avenue, Chicago, Illinois 60611, as its agent to receive service of any and all process and documents on its behalf in any legal action or proceeding related to this Agreement and agrees that service upon such agent shall constitute valid and effective service upon Artal and that failure of such agent to give any notice of such service to Artal shall not affect or impair in any way the validity of such service or of any judgment rendered in any action or proceeding based thereon.

            5.12 MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

                               *    *    *    *

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        INFLO HOLDINGS CORPORATION


                                        By:______________________________
                                           Name:  Sam K. Reed
                                           Title: Chief Executive Officer
                                                    and President

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                       INVESTOR STOCKHOLDER SIGNATURE PAGE


Name:  ARTAL LUXEMBOURG S.A.

Address for                              with copies
Notices:                                 to:

Artal Luxembourg S.A.                    David Van Zandt
39 Boulevard Royal                       Northwestern University School
Luxembourg City, Luxembourg                of Law
Facsimile No.:  352-22-42-66             357 East Chicago Avenue
Attn:  Managing Director                  Chicago, Illinois 60611
                                         Facsimile No.:  1-312-503-7694


                                     ARTAL LUXEMBOURG S.A.


                                     By:___________________________
                                        Name:  David Van Zandt
                                        Title:

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                       INVESTOR STOCKHOLDER SIGNATURE PAGE


Name:  FLOWERS INDUSTRIES, INC.

Address for                              with copies
Notices:                                 to:

Flowers Industries, Inc.                 Jones, Day, Reavis & Pogue
11796 US Highway 19 South                3500 One Peachtree Center
Thomasville, Georgia  31799              303 Peachtree Street, N.E.
Facsimile No.:  1-912-225-3808           Atlanta, GA  30308
Attn:  Robert P. Crozer                  Facsimile No.: 1-404-581-8330
                                         Attn:  Robert W. Smith, Esq.



                                     FLOWERS INDUSTRIES, INC.


                                     By:___________________________
                                        Name:  Robert P. Crozer
                                        Title:  Vice Chairman

                                                                  Exhibit 3.1(a)

                                INVESTOR JOINDER

            By execution of this Investor Joinder, the undersigned agrees to become a party to that certain Stockholders' Agreement, dated as of January 26, 1996 among INFLO Holdings Corporation (the "Company") and certain stockholders of the Company, which stockholders originally included Artal Luxembourg S.A. and Flowers Industries, Inc. The undersigned shall have all rights, and shall observe all the obligations, applicable to an Investor Stockholder.

Name:_________________________

Address for                               with copies
Notices:                                  to:

- ------------------------------            ------------------------------
- ------------------------------            ------------------------------
- ------------------------------            ------------------------------
- ------------------------------            ------------------------------
- ------------------------------            ------------------------------

If an individual, are you presently married or separated?

                         yes _____                     no _____

(If yes, you must also have your spouse execute a spousal consent in the form attached hereto.)

                                     Signature:___________________

                                          Date:___________________

                         CONSENT AND AGREEMENT OF SPOUSE

            I, _________________________________, am the spouse of
____________________, one of the stockholders of INFLO Holdings Corporation, a Delaware corporation (the "Company"). I acknowledge that my spouse is a party to that certain Stockholders' Agreement dated as of January 26, 1996 among the Company and certain stockholders of the Company, which stockholders originally included Artal Luxembourg S.A. and Flowers Industries, Inc. (the "Agreement"), and that I have read the Agreement. I consent to, agree to, approve and ratify each and every one of the terms and provisions of the Agreement, and I further agree to provide all notices and information required of me in the time and manner set forth in the Agreement.

            Executed this ____ day of __________, 199_.



                                               --------------------------------
                                               (Signature of Consenting Spouse)

                                                                         ANNEX A

                   PROVISIONS REGARDING REGISTRATION RIGHTS

            This Annex A is part of and is incorporated into that certain Stockholders' Agreement (the "Stockholders' Agreement"), dated as of January 26, 1996, among INFLO Holdings Corporation, a Delaware corporation (the "Company"), Artal Luxembourg S.A., a Luxembourg corporation ("Artal"), and Flowers Industries, Inc., a Georgia corporation ("Flowers"). Capitalized terms used in this Annex A and not otherwise defined shall have the meanings ascribed to them in the Stockholders' Agreement. Certain capitalized terms used herein are defined in Section 2.1 of this Annex A.

            1.1   Demand Registrations.

            (a) Demand Registrations. At any time, the Company shall, upon receipt of a written request (the "Demand Notice") given by any of the Investor Stockholders (the "Demanding Holders") to register Registrable Securities held by such Holders, as promptly as practicable but in any event within 60 days after receiving such Demand Notice, file a Registration Statement and shall include in the Registration Statement for registration the Registrable Securities requested to be registered by the Demanding Holders; provided, however, that each Investor Stockholder agrees not to deliver any such Demand Notice to the Company prior to the seventh anniversary of the date hereof, except with the consent of each of Artal and Flowers (provided in each case that it, together with its Affiliates, continues to own at least 10% of the Securities originally purchased by it), or, if such registration is being made pursuant to Section 3.2(a) of the Stockholders' Agreement, with the consent of Artal only. A registration effected pursuant to this Section 1.1(a) is referred to herein as a "Demand Registration."

            (b) Number of Demand Registrations. The Investor Stockholders shall be entitled to five (5) Demand Registrations in the aggregate (in addition to any demand made pursuant to Section 3.2(a) of the Stockholders' Agreement), provided that if (i) a Demand Registration is not declared and maintained effective for the period required by Section 1.1(d) hereof or if the consummation of the offering of Registrable Securities pursuant to such Demand Registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission or other governmental agency or court, or (ii) any Holder shall be prevented through the operation of clause first of Section 1.1(e) from registering any of its Registrable Securities requested to be registered in a Demand Notice, the Holders of Registrable Securities included in such Demand Registration shall be entitled to an additional Demand Registration in lieu thereof.

            (c) Minimum Amount of Registrable Securities. The Company shall not be required to effect any Demand Registration unless the aggregate amount of the class of Registrable Securities requested to be registered by the Demanding Holders shall equal at least 10% of the aggregate amount of such class of Securities issued to the Investor Stockholders on the date of this Agreement.

            (d) Filing and Effectiveness. Each Demand Registration shall be on Form S-1 or another available form acceptable to the Holders of a majority of the Registrable Securities offered thereby, permitting registration of such securities for resale by such Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Company shall file the Demand Registration within 60 days (the "Filing Date") and shall use its best efforts to cause the same to be declared effective by the SEC within 120 days (in each case, the "Effectiveness Date") of the date on which the Holders of Registrable Securities give the Demand Notice required by
Section 1.1(a) hereof with respect to such Demand Registration.

            Within ten days after receipt of such Demand Notice, the Company shall serve written notice (the "Registration Notice") of such registration request to all other Holders of Registrable Securities and shall, subject to the provisions of Section 1.1(e) hereof, include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within fifteen (15) business days after the receipt of the Registration Notice by the applicable Holder, provided that each Investor Stockholder agrees not to make any such written request to register any of its Registrable Securities in connection with any registration effected pursuant to Section 3.2(a) of the Stockholders' Agreement, except with the consent of Artal. All requests made pursuant to this Section 1.1 will specify the number of Registrable Securities to be registered and will also specify the intended methods of disposition thereof, provided that if the Holders of a majority of the Registrable Securities then outstanding requested and permitted to be included in such registration specify one particular type of underwritten offering, such method of disposition shall be such type of underwritten offering or a series of such underwritten offerings (as the Holders of such majority may elect) during the time period the Registration Statement is effective.

            The Company hereby agrees to use its best efforts to comply with all necessary provisions of the federal securities laws in order to keep such Registration Statement effective for a period of 180 days from its Effectiveness Date.

            (e)  Priority on Demand Registrations.  If the
Registrable Securities registered pursuant to a Demand
Registration are to be sold in one or more firm commitment underwritten offerings, and the sole or managing Underwriter, as the case may be, of such underwritten offering advises the Holders of such securities that, in its opinion, the amount of securities requested to be included in such registration exceeds the amount which can be sold in such offering without adversely affecting the distribution of the securities being offered, then the Company shall register first, the maximum number of securities requested to be included in such registration by the Company which in the Underwriter's opinion can be sold, second, the maximum number of Registrable Securities requested to be included in such registration by the Holders which in the Underwriter's opinion can be sold, pro rata based on the number of Registrable Securities requested to be included by such Holders, until all of such Registrable Securities have been registered, and third, subject to the last proviso set forth in Section 1.2(b) (or any similar limitation in any other applicable agreement), the number of securities requested to be included in such registration by the holders of the Company's securities pursuant to any incidental or piggyback registration rights which in the Underwriter's opinion can be sold, pro rata based on the number of securities requested to be included by such Holders.

            (f) Shelf Registrations. Upon receipt of a written request given by both Artal and Flowers, the Company shall use its best efforts to file and maintain an effective Registration Statement on Form S-3 at any time the Company is eligible to register securities on such form; provided, however, that the Company shall not be obligated to comply with this Section 1.1(f) at any time that the Board of Directors of the Company determines, in its good faith judgment, that complying with this Section would interfere with a valid need not to disclose confidential information or because it would materially interfere with any financing, acquisition, corporate reorganization or merger or other transaction involving the Company.

            (g) Other Registrations. The Company shall not effect any registration of its Securities (except on Form S-8, S-4 or any successor forms to such Forms), or effect any public or private sale or distribution of any of its Securities, including a sale pursuant to Regulation D under the Securities Act, whether on its own behalf or at the request of any Holder or Holders of such Securities (other than pursuant to and in accordance with this Section 1.1), from the date of a request to register Registrable Securities pursuant to and in accordance with this Section 1.1 until the earlier of (i) 90 days after the date on which all securities covered by such Demand Registration have been sold or (ii) 180 days after the date such Demand Registration has been declared effective by the SEC unless the Company shall have first notified in writing the Holders of the Registrable Securities covered by such Registration Statement of its intention to do so, and the Holders of a majority of the Registrable Securities or the managing Underwriter, if any, shall have consented thereto in writing.

            (h) Postponement of Registration. Notwithstanding anything to the contrary contained herein, the Company may postpone for up to ninety (90) days the filing or the effectiveness of a Registration Statement for a registration requested if its Board of Directors reasonably believes the requested registration would have a material adverse effect on, or interfere in any material respect with, any proposal or plan by the Company to engage in any public financing or any material pending corporate development or transaction, including, without limitation, a material acquisition of assets (other than in the ordinary course of business), any tender offer or any merger, consolidation or other similar transaction material to the Company and its subsidiaries taken as a whole.

            1.2   Incidental Registrations.

            (a) "Piggy-back" Registrations. If the Company at any time proposes to register any Securities under the Securities Act (other than a registration on Form S-8, S-4 or any successor or similar forms) for public offerings for cash, whether or not for its own account, it will each such time give prompt written notice to all Investor Stockholders of record of Registrable Securities of the class then being registered of its intention to do so and of such Holders' rights under this Section 1.2, at least 30 days prior to the anticipated date of the initial filing of the registration statement relating to such registration. Such notice shall offer all such Holders the opportunity to include in such registration statement such number of Registrable Securities of the class then being registered as each such Holder may request, provided that each Investor Stockholder agrees not to make any such written request to register any of its Registrable Securities in connection with any registration effected pursuant to Section 3.2(a) of the Stockholders' Agreement, except with the consent of Artal. Upon the written request of any such Holder made within 20 days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities of the class then being registered which the Company has been so requested to register by the Holders thereof, to permit the disposition of the Registrable Securities so to be registered, provided that (i) if such registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company (except that indemnification obligations of the Holders shall be limited to those obligations set forth in Section 1.6(b)); (ii) if, at any time after giving written notice of its intention to register any Securities pursuant to this
Section 1.2 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Securities, the Company shall give written notice to all Holders of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration; and (iii) any Holder that owns less than 3% of the outstanding class of any securities to be registered in accordance with this Section shall request to include in such registration all of such Holder's shares of such class. A registration effected pursuant to this Section 1.2(a) is referred to herein as an "Incidental Registration".

            (b) Priority in Incidental Registrations. If a registration pursuant to this Section 1.2 involves an underwritten offering and the managing underwriter advises the Company that, in its opinion, the number of Securities (including all Registrable Securities) which the Company, the Holders and any other persons propose to include in such registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the Company will include in such registration up to such maximum number of securities (i) first, all the securities the Company initially proposes to sell for its own account or for the account of any security holder pursuant to any contractual requirement to register securities, and (ii) second, to the extent that the number of securities referred to in clause (i) is less than the number of Securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, all Registrable Securities requested to be included in such registration by the Holders pursuant to Section 1.2(a) or by any other holder of securities electing to register securities pursuant to any similar registration rights agreement, provided that if the number of Registrable Securities requested to be included in such registration by the Holders pursuant to Section 1.2(a), together with the number of securities which the Company proposes to sell for its own account to be included in such registration pursuant to clause (i) of this Section exceeds the number which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Registrable Securities requested to be included in such registration by the Holders pursuant to Section 1.2(a) shall be limited to such extent and shall be allocated pro rata among all Holders requesting such registration pursuant to Section 1.2(a) or any similar registration rights agreement on the basis of the relative number of securities requested to be included in such registration, and provided further that if the sole or managing underwriter advises the Company that including the Registrable Securities of any particular Holder in such registration would be reasonably likely to have an adverse effect on such offering, including the price at which such securities can be sold, the Company shall not be obligated to include any Registrable Securities of such Holder.

            1.3 Hold-Back Agreements. Each Holder of Registrable Securities whose Registrable Securities are covered by a

Registration Statement filed pursuant to Section 1.1 or Section 1.2 hereof agrees, if requested (pursuant to a timely written notice) by the managing Underwriter or Underwriters in an underwritten offering, not to effect any public sale or distribution of any of the issue being registered or a similar security of the Company or any securities convertible or exchangeable or exercisable for such securities including a sale pursuant to Rule 144 or Rule 144A (except as part of such underwritten offering), during the period beginning 10 days prior to, and ending 180 days after, the closing date of each underwritten offering made pursuant to such Registration Statement (or such shorter period as the managing Underwriter or Underwriters may agree), to the extent timely notified in writing by the Company or by the managing Underwriter or Underwriters.

            1.4 Registration Procedures. In connection with the registration of any Registrable Securities, the Company shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

            (a) Prepare and file with the SEC a Registration Statement or Registration Statements on Form S-1 or such other form available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method of distribution thereof, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing any Registration Statement or Prospectus or any amendments or supplements thereto (not including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall afford the Holders of the Registrable Securities covered by such Registration Statement, their Special Counsel and the managing or sole Underwriter, if any, an opportunity to review copies of all such documents proposed to be filed. The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders have a right to review prior to the filing of such document, if the Holders of a majority of the Registrable Securities covered by such Registration Statement, their Special Counsel, or the managing Underwriters, if any, shall reasonably object, in writing, on a timely basis.

            (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the effectiveness period; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

            (c) Notify the selling Holders of Registrable Securities, their Special Counsel and the managing Underwriters, if any, promptly (but in any event within 10 business days), and confirm such notice in writing,
      (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules but excluding documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 1.4(k) below cease to be true and correct in all material respects, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

            (d) Use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

            (e) If requested by the managing or sole Underwriter, if any, or the Holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing or sole Underwriter, if any, or such holders reasonably request to be included therein to comply with applicable law, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement; provided, however, that the Company shall not be required to take any actions under this Section 1.4(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law.

            (f) Furnish to each selling Holder of Registrable Securities who so requests and to Special Counsel and each managing Underwriter, if any, without charge, one conformed copy of the Registration Statement or Statements and each post-effective amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

            (g) Deliver to each selling Holder of Registrable Securities, their Special Counsel, and the Underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and an amendment or supplement thereto.

            (h) Prior to any public offering of Registrable Securities, to use its best efforts to register or qualify, and cooperate with the selling Holders of Registrable Securities, the Underwriters, if any, the sales agent and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as any selling Holder or the managing Underwriters, if any, reasonably request in writing, provided that where Registrable Securities are offered other than through an underwritten offering, the Company agrees to cause its counsel to perform "blue sky" investigations and file registrations and qualifications required to be filed pursuant to this
      Section 1.4(h); use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period during which the related Registration Statement is required to be kept effective and use its best efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified or (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

            (i) Cooperate with the selling Holders of Registrable Securities and the managing or sole Underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing or sole Underwriter, if any, or Holders may reasonably request at least two business days prior to any sale of Registrable Securities in a firm commitment underwritten public offering, or at least 10 business days prior to any other such sale.

            (j) Upon the occurrence of any event contemplated by clause (v) or
      (vi) of Section 1.4(c) above, as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (k) If the offering is to be underwritten, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing or sole Underwriter in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the Underwriters, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to Underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions shall be reasonably satisfactory (in form, scope and substance) to the managing or sole Underwriters), addressed to the Underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Underwriters; (iii) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the Underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in
      Section 1.6 hereof (or such other provisions and procedures acceptable to Holders of a majority of the Registrable Securities covered by such Registration Statement and the managing Underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

            (l) Use its best efforts to cause the Registrable Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if applicable, if so requested by the Holders of a majority of the Registrable Securities covered by such Registration Statement or the managing or sole Underwriter, if any.

            (m) Use its best efforts to cause all Registrable Securities covered by such Registration Statement to be (i) listed on each securities exchange on which securities issued by the Company are then listed, or
      (ii) authorized to be quoted on the NASDAQ or the National Market System of the NASDAQ if the securities so qualify, in each case, if requested by the Holders of a majority of the Registrable

      Securities covered by such Registration Statement or the managing or sole Underwriter, if any.

            (n) Make available for inspection by a representative of the Holders of Registrable Securities being sold, any Underwriter participating in any such disposition of Registrable Securities, if any, and any accountant retained by such representative of the Holders or Underwriter or Special Counsel (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information, shall be kept confidential by such Inspector unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Inspector, is necessary to avoid or correct a misstatement or omission of a material fact in the Registration Statement, Prospectus or any supplement or post-effective amendment thereto or disclosure is otherwise required by law, or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector; without limiting the foregoing, no such information shall be used by such Inspector as the basis for any market transactions in securities of the Company or its subsidiaries in violation of law.

            (o) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to Underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to Underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the Effectiveness Date of a Registration Statement, which statements shall cover said 12-month periods.

            The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing, provided that such information shall be used only in connection with such registration. The Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information promptly after receiving such request.

            Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (ii), (iv) or (v) of
Section 1.4(c), such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 1.4(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Company shall give any such notice at any time during the effectiveness period of a Registration Statement for registration of an offering on a continuous basis under Rule 415, the effectiveness period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 1.4(j) or (y) the Advice.

            1.5  Registration Expenses.

            (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the National Association of Securities Dealers, Inc. in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or "blue sky" laws (including, without limitation, fees and disbursements of counsel for the Underwriters or counsel for the Company, in connection with "blue sky" qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 1.4(h), in the case of Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing or sole Underwriter, if any, or by the Holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company,
(v) fees and disbursements of all independent certified public accountants referred to in Section 1.4(k) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Underwriters' fees and expenses (excluding discounts, commissions, or fees of Underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities, but including the fees and expenses of any "qualified independent Underwriter" or other independent appraiser participating in an offering pursuant to Schedule E to the By-laws of the National Association of Securities Dealers, Inc., (vii) rating agency fees,
(viii) Securities Act liability insurance, if the Company so desires such insurance, (ix) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (x) the expense of any annual audit, (xi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and (xii) the fees and expenses of any Person, including special experts, retained by the Company.

            (b) In connection with any Registration Statement hereunder, the Holders of the Registrable Securities being registered shall bear the discounts, commissions, or fees of Underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities and the fees and disbursements of Special Counsel or such other counsel chosen by the Holders.

            1.6  Indemnification, Contribution.

            (a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities, the officers, directors and agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), the officers, directors, agents and employees of each such controlling person and any financial or investment adviser (each, an "Indemnified Party"), from and against any and all losses, claims, damages, liabilities, actions or proceedings (whether commenced or threatened), reasonable costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and reasonable expenses (including reasonable expenses of investigation) (collectively, "Losses"), as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplements thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that the same arise out of or are based upon information furnished in writing to the Company by such Indemnified Party or the related Holder of Registrable Securities expressly for use therein or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, however, that the Company shall not be liable to any Indemnified Party to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (x) such Indemnified Party or the related Holder of Registrable Securities failed to send or deliver (if it had a duty to do so) a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Indemnified Party or the related Holder of Registrable Securities to the Person asserting the claim from which such Losses arise, (y) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, and (z) the Company has complied with its obligations under Section 1.4(c). Such indemnity and reimbursement of costs and expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party.

            (b) Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, an authorized officer of such Holder of Registrable Securities shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees, severally and not jointly, to indemnify, to the full extent permitted by law, the Company and its respective directors, officers, agents and employees each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or form of prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information so furnished in writing by such Holder to the Company expressly for use in such Registration Statement or Prospectus and that such statement or omission was relied upon by the Company in preparation of such Registration Statement, Prospectus or form of prospectus; provided, however, that such Holder of Registrable Securities shall not be liable in any such case to the extent that the Holder has furnished in writing to the Company within a reasonable period of time prior to the filing of any such Registration Statement or Prospectus or amendment or supplement thereto information expressly for use in such Registration Statement or Prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to the Company, and the Company failed to include such information therein. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

            (c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party or parties from which such indemnity is sought (the "indemnifying parties") of the commencement of any action, suit, proceeding or investigation or written threat thereof (a "Proceeding") with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying parties have been prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (1) the indemnifying parties agree to pay such fees and expenses; (2) the indemnifying parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such indemnified party or parties; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such indemnified party or parties and the indemnifying parties or an affiliate of the indemnifying parties or such indemnified parties, and there may be one or more defenses available to such indemnified party or parties that are different from or additional to those available to the indemnifying parties, in which case, if such indemnified party or parties notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that, unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such Proceeding but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. Whether or not such defense is assumed by the indemnifying parties, such indemnifying parties or indemnified party or parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). The Indemnifying parties shall not consent to entry of any judgment or enter into any settlement which (i) provides for other than monetary damages without the consent of the indemnified party or parties (which consent shall not be unreasonably withheld or delayed) or (ii) that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party or parties of a release, in form and substance satisfactory to the indemnified party or parties, from all liability in respect of such Proceeding for which such indemnified party would be entitled to indemnification hereunder.

            (d) Contribution. If the indemnification provided for in this
Section 1.6 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this Section
1.6 would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by or relates to information supplied by, such indemnifying party or indemnified party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 1.6(a) or 1.6(b) was available to such party.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 1.6(d), an indemnifying party that is a selling Holder of Registrable

Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            1.7 Rules 144 and 144A. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities make publicly available other information so long as such information is necessary to permit sales under Rules 144 and 144A), and will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

            1.8 Underwritten Registrations. If any of the Registrable Securities covered by any Demand Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Company with the consent of a majority of the Registrable Securities included in such registration. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

            1.9 Other Investors. The Company may enter into Executive Agreements with other purchasers of Securities who are employees of the Company or one of its Subsidiaries, which agreements will incorporate the provisions of this Annex A and give such purchasers all of the rights, preferences and privileges of an original party to this Agreement (other than the Company) pursuant to this Annex A; provided that, pursuant to any such Executive Agreement, such purchaser expressly agrees to be bound by all of the terms, conditions and obligations of this Annex A as if such purchaser were an original party (other than the Company) hereto; and provided further that such purchaser shall not obtain any right to request registration pursuant to

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                                                                              18


Section 1.1. All Securities issued or issuable pursuant to Executive Agreements shall be deemed to be Registrable Securities for purposes of this Agreement.

            2.1 Definitions. Capitalized terms used in this Annex A shall have the meanings set forth below:

            "Advice" shall have the meaning specified in Section
1.4.

            "Artal Registrable Securities" means, collectively, (a) the Securities acquired by Artal on the date hereof, and (b) all Securities issued with respect to the Securities described in clause (a) above by way of a Recapitalization. Artal Registrable Securities shall remain Artal Registrable Securities in the hands of any transferee (if they constitute Restricted Securities in the hands of such transferee) and shall continue to be Artal Registrable Securities so long as they remain Restricted Securities.

            "Demand Notice" shall have the meaning specified in
Section 1.1(a).

            "Demand Registration" shall have the meaning specified in Section 1.1(a).

            "Demanding Holders" shall have the meaning specified in
Section 1.1(a).

            "Effectiveness Date" shall have the meaning specified in Section 1.1(d).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and relations of the SEC promulgated thereunder.

            "Filing Date" shall have the meaning specified in
Section 1.1(d).

            "Flowers Registrable Securities" means, collectively, (a) the Securities acquired by Flowers on the date hereof, and (b) all Securities issued with respect to the Securities described in clause (a) above by way of a Recapitalization. Flowers Registrable Securities shall remain Flowers Registrable Securities in the hands of any transferee (if they constitute Restricted Securities in the hands of such transferee) and shall continue to be Flowers Registrable Securities so long as they remain Restricted Securities.

            "Holder" means any holder of Registrable Securities.

            "Indemnified Party" shall have the meaning specified in
Section 1.6(a).

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                                                                              19


            "Inspectors" shall have the meaning specified in
Section 1.4(n).

            "Losses" shall have the meaning specified in Section
1.6(a).

            "NASDAQ" means the National Association of Securities
Dealers Automated Quotation System.

            "Proceeding" shall have the meaning specified in
Section 1.6(c).

            "Registrable Securities" means the Artal Registrable
Securities, the Flowers Registrable Securities and any Securities deemed to be Registrable Securities pursuant to Section 1.9 hereof.

            "Registration Notice" shall have the meaning specified
Section 1.1(d).

            "Registration Statement" means any registration statement of the Company under which any of the Registrable Securities are included therein pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

            "Restricted Securities" means the Securities (and securities issued in respect thereof) upon original issuance thereof, and at all times subsequent thereto, until, in the case of any such securities, the occurrence of any of the following events: (i) a Registration Statement with respect to such securities shall have been declared effective under the Securities Act and such Securities shall have been disposed of by the Holder thereof pursuant to such Registration Statement; (ii) such securities are distributed to the public pursuant to Rule 144 (or any successor provisions promulgated under the Securities Act); (iii) such securities shall have been otherwise transferred and new certificates for it not bearing a legend restricting further transfer shall have been delivered by the Company; or (iv) such securities shall have ceased to be outstanding.

            "Rule 144" means Rule 144 promulgated by the SEC under the Securities Act as such rule may be amended from time to time, or any similar rule then in force.

            "Rule 144A" Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

            "SEC" means the Securities and Exchange Commission.

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                                                                              20


            "Special Counsel" means a single law firm selected by a majority of the Holders of the Registrable Securities being registered pursuant to any Registration Statement.

            "Underwriter" has the meaning set forth in Section
2(11) of the Securities Act.